Exhibit 4.21


                             AMENDMENT NO. 2


                       Dated as of June 22, 1998


                                 to


                  MASTER LEASE AND SECURITY AGREEMENT


                              between


                      Rite Aid Realty Corp.


                                and


              Sumitomo Bank Leasing and Finance, Inc.



           Amendment No. 2, dated as of June 22, 1998 ("Amendment No. 2"), between Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation, as lessor ("Lessor"), and Rite Aid Realty Corp., a Delaware corporation, as lessee ("Lessee"), amending the Lease referred to below.


           WHEREAS, Lessor and Lessee have heretofore entered into a Master Lease and Security Agreement, dated as of May 30, 1997, as amended by Amendment No. 1 to Master Lease and Security Agreement, dated as of March 11, 1998 (as so amended, the "Lease"); and


           WHEREAS, Lessor and Lessee wish to amend the Lease as hereinafter provided;


           NOW, THEREFORE, Lessor and Lessee hereby agree as follows:


           1.   Article XXXII of the Lease is hereby amended to add a new
 Section 32.4 reading in its entirety as follows:


                     32.4. Recordation of Mortgages on Certain Properties and Security Interests in Certain Leased Assets. If a
           Trigger Event (as defined below) shall occur, and if the Lessor shall thereafter elect to record a mortgage on any Property located in the state of Maryland or file UCC Financing Statements with respect to any fixtures or Equipment and Systems located in the state of Maryland, then the Lessor shall promptly notify the Lessee thereof, whereupon the Lessee shall promptly, and in any event not later than (i) ten (10) Business Days after receipt of such notice or (ii) the date on which such recording or filing is to be made, whichever is later, pay to Lessor all recording taxes and fees payable in connection with such recording or filing, provided, that the Lessee shall not be required to pay such amounts if such Trigger Event is not continuing on the date of such recording or filing. As used herein, "Trigger Event" means
           (i) the occurrence and continuance of an Event of Default or (ii) neither Standard & Poor's Rating Services nor Moody's Investor's Services, Inc. rates the Guarantor's long-term senior unsecured debt at least BBB- or Baa3, respectively.


           2. Appendix 1 to the Lease, consisting of Definitions, is amended by adding the following phrase to the end of subsection (d) of the definition of "Transaction Expenses" after the term "Operative Documents" and before the semicolon immediately following such term: ", except for mortgages recorded, and UCC Financing Statements filed, in the state of Maryland other than pursuant to Section 32.4 of the Lease.


           3. Annex 1 to the Lease, consisting of the Description of Initial Leased Assets, is amended to read in its entirety as set forth in Annex 1 to this Amendment No. 2.


           4. In connection with the execution and delivery of this Amendment No. 2, the parties hereby acknowledge and agree that (a) the California warehouse currently leased under the Lease pursuant to Lease Supplement No. 4 thereto shall be purchased from the Lessor by RAC Leasing LLC and leased to the Lessee pursuant to a Master Lease and Security Agreement between RAC Leasing LLC, as lessor and Lessee, dated as of March 19, 1998 and (b) Lease Supplement No. 4 is hereby terminated and of no further force or effect.


           5. Lessee hereby represents and warrants that each of the representations and warranties made in Section 6.2 of the Lease is true and correct on the date hereof with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, and that no Default or Event of Default has occurred and is continuing.

           6. This Amendment No. 2 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.


           7. THIS AMENDMENT NO. 2 SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


           8. Except as herein provided, all provisions, terms and conditions of the Lease shall remain in full force and effect. As amended hereby, the Lease is ratified and confirmed in all respects.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.



                                     SUMITOMO BANK LEASING AND
                                           FINANCE, INC.




                                     By: ______________________________




                                     RITE AID REALTY CORP.




                                     By: ______________________________